For period ending   March  31, 2004
Exhibit 77Q	File number 811-02319
bY-LAWs OF FORT DEARBORN INCOME SECURITIES, INC. ARTICLE
IOFFICES	The corporation shall continuously maintain
in the State of Illinois a registered office and a
registered
agent whose office is identical with such registered office, and may have other offices within or without the state.
ARTICLE IIANNUAL MEETING OF SHAREHOLDERS	Section 1.
All meetings of shareholders for the election of directors
shall be held at such place as may be fixed from time to time
by the board of directors.	Section 2.  Annual meetings
of
shareholders shall be held each year on such date and at such time as shall be designated by the board of directors and
stated in the notice of meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.
Section
3.  Written or printed notice of the annual meeting stating
the
place, day and hour of the meeting shall be delivered not
less
than ten nor more than sixty days before the date of the
meeting, either personally or by mail, by or at the
direction
of the president, or the secretary, or the officer or
persons
 calling the meeting, to each shareholder of record
entitled
to
vote at such meeting.ARTICLE III SPECIAL MEETING OF
SHAREHOLDERSSection 1.  Special meetings of shareholders for any purpose may be held at such time and place within or
without the State of Illinois as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
	Section 2.  Special meetings of the shareholders, for
any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the
president, the board of directors, or the holders of not less than one-fifth of all the shares entitled to vote at the
meeting.	Section 3.  Written or printed notice of a
special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each
shareholder of record entitled to vote at such meeting.Section
4.  The business transacted at any special meeting of
shareholders shall be limited to the purposes stated in the notice.ARTICLE IVQUORUM AND VOTING OF STOCKSection 1. The holders of a majority of the shares of stock issued and
outstanding and entitled to vote, represented in person or
by proxy, shall constitute a quorum at all meetings of the
shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than annou
ncement at the meeting, until a quorum shall be present or
represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meetings as originally notified. Sections 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of
incorporation.	Section 3.  Each outstanding share of stock,
having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.Section 4.
Unless otherwise provided in the articles of incorporation, any action required by law to be taken at any annual or special
meeting of the shareholders of a corporation, or any other
action which may be taken at a meeting of the shareholders,
may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed
(i) if five days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entited to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.ARTICLE VDIRECTORS
Section 1.  The number of directors shall range from four to nine and shall be set by resolution of the board of directors.  A
Chairman of the board of directors shall be elected from the members of the board of directors.  The Chairman shall preside at the meetings of the shareholders and the board of directors.
	Section 2.  The number of directors may be increased or
decreased from time to time by the amendment of these by-laws;
but no decrease shall have the effect of shortening the term of any incumbent director.  The directors, other than the first board of directors, shall be elected at the annual meeting of shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.  The first board of directors shall hold office until the first annual meeting of shareholders.
Section 3.  Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by election at an annual meeting or at a special meeting of
shareholders called for that purpose.  A majority of directors then in office, though less than a quorum, may fill one or more vacancies in the board of directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise.  A director appointed to fill a vacancy, or a
newly created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor s
hall have been elected and qualified.	Section 4.  The business
affairs of the corporation shall be managed by its board of
directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statue or by the articles of incorporation or by these by-laws directed or
required to be exercised or done by the shareholders.	Section 5.
The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the
State of Illinois, at such place or places as the directors may from time to time determine.Section 6.  The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors of services to the corporation as directors, officers or otherwise.ARTICLE VIMEETINGS OF THE BOARD OF DIRECTORSSection 1.
Meetings of the board of directors, regular or special, may be held either within or without the State of Illinois.Section 2. The first meeting of each newly elected board of directors shall be held in the same place as the annual meeting of the shareholders
mmediately following such meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may onvene at such place and time as shall be fixed by the consent in w
riting of all the directors.	Section 3.  Regular meetings of the
board of directors may be held upon such notice, or without notice, and at such time and at suc place as shall from time to time be determined by the board.Section 4. Special meetings of the board of directors may be called by the Chairman on at least two (2) days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors then in office.Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is ot lawfully called or convened. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of greater number is required by law or by the articles of incorporation.
 If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum